[Arthur Andersen LLP Letterhead]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

          To the Board of Directors
            and Shareholder of Extebank:

          We have audited the accompanying balance sheets of Extebank (a wholly owned subsidiary of Banco Exterior de Espana, Spain) as of December 31, 1995 and 1994, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's manage-ment. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and we perform the audit to obtain reason-able assurance about whether the financial statements are free of material misstatement. An audit includes examin-ing, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Extebank as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with gener-ally accepted accounting principles.


                                         /s/Arthur Andersen LLP
																																									----------------------

          New York, New York
          January 31, 1996



                                  EXTEBANK
                       (a wholly owned subsidiary of
                      Banco Exterior de Espana, Spain)

              BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1994


              ASSETS                            1995            1994
- ----------------------------------------   -------------   -------------

CASH AND DUE FROM BANKS                    $  26,596,128   $  29,828,072

INTEREST BEARING DEPOSITS WITH
   BANKS                                             -       393,780,090

INVESTMENT SECURITIES (Notes 1 and 4):
 Available-for-sale, at market value          54,346,246      53,291,866
 Held-to-maturity (market value
    approximating $1,249,000 and
    $3,782,000), respectively                  1,228,136       3,860,178
                                           -------------   -------------
       Total investment securities            55,574,382      57,152,044


FEDERAL FUNDS SOLD                           120,000,000      10,000,000

LOANS, net (Notes 2, 5 and 6)                219,242,645     335,429,886

BANK PREMISES AND EQUIPMENT,
     net (Notes 2 and 7)                       4,634,183       6,012,418

ACCRUED INTEREST RECEIVABLE                    2,240,496       5,552,363

CUSTOMERS' LIABILITIES ON
   ACCEPTANCES                                 1,847,537       3,102,141

OTHER REAL ESTATE OWNED                        1,107,265       2,966,022

OTHER ASSETS                                   9,450,862       8,038,324
                                           -------------   -------------
              Total assets                 $ 440,693,498   $ 851,861,360
                                            ============    ============


    LIABILITIES AND SHAREHOLDER'S EQUITY            1995             1994
- ---------------------------------------------   -------------   -------------
LIABILITIES:
Deposits-
Demand deposits-
Domestic                                        $ 121,282,271   $ 123,096,758
Foreign                                             6,283,714      20,781,642
                                                -------------   -------------
Total demand deposits                             127,565,985     143,878,400
                                                -------------   -------------
Interest bearing and time deposits-
Savings deposits and NOW accounts                  56,193,061      71,783,354
Money market accounts                              52,796,648     113,077,661
Time deposits in excess of $100,000-
Domestic                                           40,974,807      32,991,481

Foreign                                             2,450,551     212,934,584

Other time deposits                                43,454,777      34,329,151
                                                -------------   -------------
Total interest bearing and time deposits          195,869,844     465,116,231
                                                -------------   -------------
Total deposits                                    323,435,829     608,994,631
                                                -------------   -------------
Federal funds purchased                                     -      58,850,000
Correspondent bank sweeps                          57,068,308               -
Other borrowed funds (Note 8)                      21,559,718     120,782,556
Accrued interest payable                            1,509,931       1,135,851
Acceptances outstanding                             1,847,537       3,102,141
Obligation under capital lease                        829,964         832,280
Other liabilities                                   4,382,395       3,806,444
                                                -------------   -------------
Total liabilities                                 410,633,682     797,503,903
                                                -------------   -------------
COMMITMENTS AND CONTINGENT LIABILITIES
(Note 13)
SHAREHOLDER'S EQUITY:
Common stock ($5.00 par value) 394,597 shares
  in 1995 and 619,597 shares in 1994
  authorized, issued and outstanding                1,972,985       3,097,985
Surplus                                            28,021,938      30,958,774
Undivided profits                                      22,754      20,379,233
Unrealized gains/(losses) on securities
available for-sale, net                                42,139         (78,535)
                                                -------------   -------------
Total shareholder's equity                         30,059,816      54,357,457
Total liabilities and shareholder's             -------------   -------------
equity                                          $ 440,693,498   $ 851,861,360
                                                =============   =============


           The accompanying notes to financial statements are an integral part of these balance sheets.


                                  EXTEBANK
                       (a wholly owned subsidiary of
                      Banco Exterior de Espana, Spain)

                          STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                   1995            1994
                                               ------------    -----------
INTEREST INCOME:
  Loans                                         $ 26,844,093    $ 29,035,454
  Interest bearing deposits with banks            18,175,489      15,262,937
  Federal funds sold                               9,346,241       2,019,856
  U.S. Treasury securities                         3,971,795       2,763,162
  State and municipal securities                      82,999         117,054
                                                ------------    ------------
    Total interest income                         58,420,617      49,198,463
                                                ------------    ------------

INTEREST EXPENSE:
  Savings deposits and NOW accounts                1,301,097       1,511,179
  Money market accounts                            3,052,823       2,853,257
  Time deposits in excess of $100,000-
    Domestic                                       2,933,684       1,933,205
    Foreign                                        9,605,674       8,023,545
  Other time deposits                              2,548,855       1,252,161
                                                ------------    ------------
                                                  19,442,133      15,573,347

BORROWED FUNDS                                    11,037,138       7,648,350
                                                ------------    ------------
        Total interest expense                    30,479,271      23,221,697
                                                ------------    ------------
        Net interest income                       27,941,346      25,976,766

PROVISION FOR POSSIBLE LOAN LOSSES                 3,040,000       7,000,000
        Net interest income after provision     ------------    ------------
         for possible loan losses                 24,901,346      18,976,766
                                                ------------    ------------

OTHER INCOME:
  Service charges on deposit accounts              1,451,039       1,607,296
  Gain on sale of investment securities            1,181,681          80,936
  Other operating income                           2,867,132       6,061,672
                                                ------------    ------------
        Total other income                         5,499,852       7,749,904
                                                ------------    ------------
        Income before other expenses              30,401,198      26,726,670
                                                ------------    ------------

OTHER EXPENSES:
  Salaries                                         7,473,415       8,207,469
  Pension and other employee benefits              2,989,953       2,866,200
  Occupancy expense                                3,365,651       3,182,966
  Furniture and equipment expense                  1,351,503       1,239,525
  FDIC assessment                                    477,855       1,085,127
  Loss on sale of investment securities               51,520       3,840,116
  Other operating expenses                        10,523,016       7,710,301
                                                ------------    ------------
        Total other expenses                      26,232,913      28,131,704
                                                ------------    ------------
        Income (loss) before provision for         4,168,285      (1,405,034)
         income taxes

PROVISION FOR INCOME TAXES (Note 9):               1,586,600         494,500
                                                ------------    ------------
        Net income (loss)                       $  2,581,685    $ (1,899,534)
                                                ============    ============

           The accompanying notes to financial statements are an integral part of these statements.

                                              EXTEBANK
                                   (a wholly owned subsidiary of
                                  Banco Exterior de Espana, Spain)

                                 STATEMENTS OF SHAREHOLDER'S EQUITY
                           FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                       Unrealized
                                                                                     Gains (Losses)
                                                                                     on Securities
                                       Common                         Undivided        Available-
                                       Stock            Surplus        Profits          for-Sale         Total
                                       -----            -------        -------          --------         -----

BALANCE, December 31, 1993           $  3,097,985    $ 19,156,030    $ 31,281,511    $        -      $ 53,535,526

   Net income                                 -               -        (1,899,534)            -        (1,899,534)

   Change in accounting for
        investments effective
        January 1, 1994                       -               -               -            57,351          57,351

   Capital contribution - Parent              -        11,802,744             -               -        11,802,744

   Cash dividend - Parent                     -               -        (9,002,744)            -        (9,002,744)

   Unrealized losses on securities
        available-for-sale, net               -               -               -          (135,886)       (135,886)
                                     ------------    ------------    ------------    ------------    ------------

BALANCE, December 31, 1994              3,097,985      30,958,774      20,379,233         (78,535)     54,357,457

   Net income                                 -               -         2,581,685             -         2,581,685

   Capital stock redemption            (1,125,000)     (2,936,836)            -               -        (4,061,836)

   Cash dividend - Parent                     -               -       (22,938,164)            -       (22,938,164)

   Unrealized gains on securities
        available-for-sale, net               -               -               -           120,674         120,674
                                     ------------    ------------    ------------    ------------    ------------

BALANCE, December 31, 1995           $  1,972,985    $ 28,021,938    $     22,754    $     42,139    $ 30,059,816
                                     ============    ============    ============    ============    ============


           The accompanying notes to financial statements are an integral part of these statements.



                                                               EXTEBANK
                                                     (a wholly owned subsidiary of
                                                   Banco Exterior de Espana, Spain)

                                                       STATEMENTS OF CASH FLOWS
                                            FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                1995             1994
                                                                          ---------------   -------------
OPERATING ACTIVITIES:
      Net income (loss)                                                    $   2,581,685    $  (1,899,534)
      Adjustments to reconcile net income (loss) to net cash
           provided by operating activities-
             Depreciation and amortization                                     1,243,113        1,225,430
             Net (gain) loss realized on sale of investment securities        (1,130,161)       3,759,180
             Provision for possible loan losses                                3,040,000        7,000,000
             (Increase) decrease in accrued interest receivable                3,311,867       (1,110,176)
             (Increase) decrease in other real estate owned                    1,858,757       (1,655,839)
             (Increase) decrease in other assets                              (1,412,538)       3,697,110
             Increase in accrued interest payable                                374,080           26,518
             Increase in other liabilities                                       575,951          835,022
                                                                           -------------    -------------
                     Net cash provided by operating activities                10,442,754       11,877,711
                                                                           -------------    -------------

INVESTING ACTIVITIES:
      Net decrease (increase) in interest bearing deposits with banks        393,780,090      (46,405,427)
      Proceeds from the sales of investment securities available-for-
           sale                                                               68,218,867       56,828,440
      Proceeds from maturities of investment securities held-to-
           maturity                                                            2,867,000          540,000
      Proceeds from maturities of investment securities
           available-for-sale                                                  2,000,000          500,000
      Purchase of investment securities available-for-sale                   (69,563,044)     (59,934,979)
      Purchase of investment securities held-to-maturity                        (234,000)      (2,867,000)
      Net decrease in loans                                                  113,147,241       47,967,237
      Capital expenditures, net                                                 (325,204)        (562,413)
                                                                           -------------    -------------
                     Net cash provided by (used in) investing activities     509,890,950       (3,934,142)
                                                                           -------------    -------------

FINANCING ACTIVITIES:
      Net decrease in demand deposits                                        (16,312,415)      (6,277,361)
      Net decrease in savings, NOW and money market accounts                 (75,871,306)     (26,488,560)
      Net (decrease) increase in time deposits                              (193,375,081)      21,448,965
      Increase in correspondent bank sweeps                                   57,068,308             --
      Net (decrease) in other borrowed funds                                 (99,222,838)     (44,623,931)
      Net (decrease) increase in federal funds purchased/sold               (168,850,000)      38,850,000
      Capital contribution - Parent                                                 --         11,802,744
      Cash dividend - Parent                                                 (22,938,164)      (9,002,744)
      Capital stock redemption                                                (4,061,836)            --
      Payments from obligations under capital lease                               (2,316)          (2,298)
                                                                           -------------    -------------
                     Net cash (used in) financing activities                (523,565,648)     (14,293,185)
                                                                           -------------    -------------
                     Net (decrease) in cash and equivalents                   (3,231,944)      (6,349,616)

CASH AND DUE FROM BANKS, beginning of year                                    29,828,072       36,177,688
                                                                           -------------    -------------

CASH AND DUE FROM BANKS, end of year                                       $  26,596,128    $  29,828,072
                                                                           =============    =============

           The accompanying notes to financial statements are an integral part of these statements.




                                  EXTEBANK
                       (a wholly owned subsidiary of
                      Banco Exterior de Espana, Spain)

                       NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1995 AND 1994

     1.  ORGANIZATION:

     General

     Extebank (the "Bank") is a New York State chartered commercial bank wholly owned by Banco Exterior de Espana ("Banco Exterior" or the "Parent"). Operations of the Bank have included activi-ties management considered directly related to the operation of a U.S. domestic community bank as well as other banking activities identified by Bank management to be international activities in support of customers of the Parent or made possible due to the active involvement and support for such operations by the Parent. Pursuant to enabling regulations, the Bank also had an Interna-tional Banking Facility ("IBF") which permitted the Bank to engage in certain types of international transactions, free of certain regulatory constraints, such as mandatory reserves and interest rate limitations.

     During 1995, Banco Exterior received approval for the formation of a New York State branch in order to conduct various banking activities in support of the Parent's international operations. The new entity, Banco Exterior de Espana - New York Branch (the "Branch"), commenced operations on October 2, 1995. Upon the commencement of operations of the Branch, the Branch accepted transfer of those assets and liabilities, personnel and facili-ties identified by Bank management as pertaining to the interna-tional activities (see Note 10 for description of transferred assets and liabilities).

     On September 19, 1995, the Bank entered into a merger agreement with North Fork Bank ("NFB") stipulating that NFB would acquire all of the capital stock of the Bank and thereby purchase the domestic business of the Bank following a transfer of interna-tional assets and liabilities to the Branch (see Note 10).

     In December 1995, following approval from the State of New York Banking Department and Federal Deposit Insurance Corporation, the Bank reduced its common stock and surplus accounts by $1,125,00 and $2,936,836, respectively, by redeeming 225,000 shares of its common stock held by the Parent for $4,061,836. The Bank also paid a dividend of $22,938,164 out of its undivided profits account.

     2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of those policies. The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheets and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     a.  Investment Securities

     Available-For-Sale: Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). In connection with the adoption of this pronouncement, debt and equity securities used as part of the Bank's as-set/liability management that may be sold in response to changes in interest rates, prepayments, and other factors have been classified as available-for-sale. Such securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholder's equity (on an after tax basis). Gains and losses on the disposi-tion of securities are recognized on the specific identification method in the period in which they occur.

     Held-To-Maturity: Held-to-maturity investment securities are stated at cost adjusted for accretion of discount or amortization of premium. The Bank has the intent and ability to hold such securities until maturity.

     b.  Loans

     Loans are reported as the principal amount outstanding net of unearned discount and the allowance for possible loan losses. Unearned discounts on installments loans are recognized as income over the terms of the loans by using the effective interest method. Interest on other loans is calculated by using the simple interest method on the daily balances of the principal amounts outstanding.

     Fees received that represent adjustments to the interest yield are recognized over the term of the loan.

     Recognition of interest income on commercial loans is discontin-ued when, in the opinion of management, the collection of addi-tional interest is unlikely (generally non-payment of principal or interest for a period of ninety days). When such collectibility is considered unlikely, all interest previously accrued, but not collected, is reversed against income. Thereaf-ter, no interest is taken into income unless received in cash and until such time as the borrower demonstrates the ability to make future payments of interest and principal as scheduled.

     On January 1, 1995, the Bank adopted Statement of Financial Standards No. 114 ("SFAS 114"), "Accounting by Creditors for Impairment of a Loan," and Statement of Financial Accounting Standards No. 118 ("SFAS 118"), "Accounting by Creditors for Impairment of Loan - Income Recognition and Disclosures." SFAS 114 and 118 address the accounting by creditors for impairment of certain loans and the recognition of interest income on these loans and require that impairment of certain loans be measured based on the present value of expected future cash flows dis-counted at the loan's effective interest rate or the fair value of collateral. A loan is considered impaired, based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal and inter-est when due according to the contractual terms of the loan agreement.

     The adoption of SFAS 114 and 118 on January 1, 1995 did not materially affect the Bank's financial statements or the amount of the allowance for loan losses. At December 31, 1995, the Bank identified all its nonaccrual and restructured loans to be impaired as defined in SFAS 114 and 118. Interest payments on nonaccruing impaired loans are recorded as reductions of loan principal.

     c.  Allowance for Possible Loan Losses

     The allowance for possible loan losses is established based upon management's evaluation of the risks in the loan portfolio, general economic conditions and prior loss experience. Loans are charged against the allowance when management believes that the collectibility of principal is unlikely. The amount in the allowance for possible loan losses, in management's judgment, is adequate to provide for potential loan losses.

     d.  Foreign Exchange Contracts

     Extebank uses foreign currency contracts for trading, investing and hedging its foreign denominated assets and liabilities.

     The Bank marks to market its foreign exchange positions and recognizes the resulting gains and losses currently in other operating income. This valuation includes pricing of all foreign currency spot and forward positions at market rates as of Decem-ber 31, 1994. The Bank did not have any foreign exchange con-tracts as of December 31, 1995.

     e.  Bank Premises and Equipment

     Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, included in other operating expenses, are computed on the straight-line method over the estimated useful lives of the assets or the lesser of the lease term or the useful life of the related asset for leasehold improvements.

     f.  Other Real Estate Owned

     Other real estate owned consists of real estate acquired by foreclosure and is carried at the lower of cost or estimated net realizable value.

     g.  Statements of Cash Flows

     For purposes of reporting cash flows, cash and due from banks include cash on hand and amounts due from banks. For the years ended December 31, 1995 and 1994, the Bank paid interest of $30,105,190 and $23,195,183 and income taxes of $75,925 and
     $563,445, respectively.

     h.  Reclassification

     Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 presentation.

     3.  RESERVE REQUIREMENTS:

     Pursuant to New York State Banking regulations, Extebank main-tains average reserve balances with the Federal Reserve Bank which are not available for investment purposes. As of December 31, 1995 and 1994, cash reserves of $7,305,000 and $12,015,000, respectively, were maintained at the Federal Reserve Bank.


     4.  INVESTMENT SECURITIES:

     A summary of the book values, gross unrealized gains, gross unrealized losses and market values of investment securities at December 31, 1995 and 1994 is presented below:

                                                1995
                              ____________________________________________
                                 Amor-            Unrealized
                                 tized        __________________    Market
                                 Cost          Gains     Losses     Value
                                 ______        _____     ______     ______
      U.S. Treasury
        securities(a)       $  54,276,000    $ 70,000   $         $ 54,346,000
      State and municipal
        securities(b)           1,228,000      21,000                1,249,000
                             _____________    _______    _______   ___________
                            $  55,504,000    $ 91,000   $         $ 55,595,000
                             =============    =======    =======   ===========

                                               1994
                              ____________________________________________
                                 Amor-            Unrealized
                                 tized        __________________    Market
                                 Cost          Gains     Losses     Value
                                 ______        _____     ______     ______


      U.S. Treasury
        securities(a)       $  53,430,000    $   -      $138,000  $ 53,292,000
      State and municipal
        securities(b)       $   3,860,000        -        78,000     3,782,000
                             ____________     _______    _______   ___________
                            $  57,290,000    $   -      $216,000  $ 57,074,000
                             ============     =======    =======   ============

     (a) Investments in U.S. Treasury securities represent all of the Bank's investments categorized as available-for-sale and are stated at fair market value. The Bank has recorded an unrealized gain of approximately $42,000 (on an after tax basis) in adjusting their carrying value of available-for-sale securities to fair market values as per the require-ments of SFAS No. 115. This adjustment has been reflected as a separate component of shareholder's equity on the balance sheet as of December 31, 1995.

     (b) Investments in State and municipal securities represent all of the Bank's investments categorized as held-to-maturity and are stated at book value.

     The book value and market value of investment securities by contractual maturity at December 31, 1995 were as follows:

                                           Securities Available-for-Sale
                                        ___________________________________
                                          Book Value         Market Value
                                        _______________     ______________
      Due in one year or less            $ 54,276,000       $ 54,346,000
      Due after one year through five
        years                                 -                   -
      Due after five years through ten
        years                                 -                   -
      Due after ten years                     -                   -
                                        ________________     ______________
                                        $  54,276,000       $ 54,346,000
                                        =================    ==============

                                            Securities Held-to-Maturity
                                        ____________________________________
                                          Book Value         Market Value
                                        _____________        ____________
      Due in one year or less           $     234,000       $    234,000
      Due after one year through five
        years                                   -                   -
      Due after five years through ten
        years                                 994,000          1,015,000
      Due after ten years                       -                   -
                                         _____________       ____________
                                        $   1,228,000        $ 1,249,000
                                        =============        ============

     Proceeds from sales of investment securities available-for-sale during 1995 were $68,218,868. Gross gains of $1,181,681 and gross losses of $51,519 were realized on these sales.

     Proceeds from sales of investment securities during 1994 were $56,828,440. Gross gains of $80,936 and gross losses of $3,840,116 were recognized on those sales.

     At December 31, 1995 and 1994, securities carried at $54,649,000 and $56,253,000, respectively, were pledged to secure public deposits and securities sold under agreements to repurchase.

     5.  LOANS:

     Loans as of December 31, 1995 and 1994 consist of the following:

                                            1995            1994
                                       ______________   ______________
      Commercial and industrial loans  $ 114,865,853    $  163,539,354
      Commercial and residential real
        estate loans                      82,047,110        96,652,878
      Loans to individuals for house-
        hold, family and other
        consumer expenditures             25,622,996        29,174,092
      Foreign loans (primarily
        participations)                       -             51,597,010
      Other                                1,580,173         3,600,787
                                        ______________   _____________
                Total                    224,116,132       344,564,121
      Less:
        Unearned discount                 (1,779,892)       (1,761,827)
        Allowance for possible loan
          losses                          (3,093,595)       (7,372,408)
                                       ______________   _______________
                 Net loans             $ 219,242,645    $  335,429,886
                                       =============    ==============

     At December 31, 1995, the recorded investment in loans for which impairment has been recognized in accordance with SFAS 114 and 118 totaled $5,496,000, of which $2,593,000 were nonaccrual loans.

     At December 31, 1995, the valuation allowance related to all impaired loans, totaled $1,320,000 and is included in the allow-ance for loan losses shown on the balance sheet. The average recorded investment in impaired loans for the twelve months ended December 31, 1995 was approximately $7,325,000.

     Nonaccrual loans totaled approximately $4,400,000 and $2,300,000 at December 31, 1995 and 1994, respectively. If interest on those loans had been accrued, the amount of additional interest would have approximated $267,578 and $151,000 for 1995 and 1994, respectively.

     6.  ALLOWANCE FOR POSSIBLE LOAN LOSSES:

     Changes in the allowance for possible loan losses for the years ended December 31, 1995 and 1994 are summarized as follows:

                                              1995           1994
                                              ____           ____

          Balance, beginning of year        $ 7,372,408     $ 8,343,871
            Provision charged to expense      3,040,000       7,000,000
            Recoveries                        1,156,764         941,400
            Charge-offs                      (8,475,577)     (8,912,863)
                                            ____________    ____________
          Balance, end of year              $ 3,093,595     $ 7,372,408
                                            ===========     ===========

     7.  BANK PREMISES AND EQUIPMENT:

     Bank premises and equipment at December 31, 1995 and 1994 consist of the following:

                                              1995           1994
                                              ____           ____

     Land                                   $   644,943     $   644,943
     Bank premises                            2,999,244       2,921,459
     Leasehold improvements                   3,876,636       3,844,578
     Furniture and equipment                  8,368,003       9,348,887
                                            ___________     ___________
                                             15,888,826      16,759,867

     Less-accumulated depreciation
       and amortization                     (11,254,643)    (10,747,449)
                                            ____________    ____________
                                            $ 4,634,183     $ 6,012,418

     Included in bank premises is the cost of a capitalized lease aggregating $850,000 with accumulated amortization thereon of $362,723 and $345,724 at December 31, 1995 and 1994, respectively.

     8.  OTHER BORROWED FUNDS:

     Other borrowed funds as of December 31, 1995 and 1994 consist of the following:

                                               1995             1994
                                               ____             ____

          Foreign currency borrowing       $     -        $  95,306,739
          Overnight borrowing                21,559,718      25,475,817
                                            ___________     ___________
                                           $ 21,559,718    $120,782,556
                                           ============    ============

     The average interest rate on foreign currency borrowings and overnight borrowings for 1995 was 6.05% and 3.83%, respectively, and for 1994 was 4.43% and 2.41%, respectively.

     9.  INCOME TAXES:

     The components of the provision for income taxes are as follows:

                                                 1995          1994
                                                 ____          ____

               Currently payable (receivable)
                 Federal                       $  (292,770)   $  505,324
                 State and local                   153,476       253,057
                                                __________     _________
                                                  (139,294)      758,381

               Deferred                          1,725,894      (263,881)
                                                __________     __________
                                                $1,586,600     $ 494,500
                                                ==========     =========

     A reconciliation of the U.S. statutory income tax with the effective income tax follows:
                                                  1995             1994
                                                  ____             ____

     Federal tax expense at statutory rate     $ 1,417,200     $  474,000
     Reduction of taxes arising from tax
       exempt interest                             (77,100)      (118,500)
     State and local taxes, net of
       federal benefit                             246,500        139,000
                                               ___________     __________
                                               $ 1,586,600     $  494,500
                                               ===========     ==========

     The Bank computes deferred income taxes based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purpos-es and such amounts as measured by tax laws.

     The Bank has a net deferred tax asset of approximately $2,460,000 recorded in other assets in the balance sheet as of December 31, 1995, reflecting temporary differences primarily related to the allowance for possible loan losses and the liability under the Bank's Employee Incentive Plan. Deferred taxes in 1994 primarily reflect these same temporary differences.

     From 1991 through 1994, the Bank effected $32.7 million of loan sales with its Parent. In accordance with SEC guidelines, the accounting for such sales was based on the estimated fair market value of such loans, which resulted in the recording of cumula-tive pretax losses from such sales of approximately $17.0 mil-lion. These losses were not reflected in the Bank's previously filed tax returns which are being amended for the periods affect-ed to claim a refund for overpayment of prior tax. Pending resolution of such amended tax return filings, the cumulative statutory tax effect of these additional loan charge offs of approximately $6.1 million has been reflected as a permanent item thereby increasing the reported effective tax rate for the year ended December 31, 1994 and earlier periods.

     10.  TRANSACTIONS WITH BANCO EXTERIOR DE ESPANA AND AFFILIATES:

     The Bank engages in transactions with the Parent and other affiliates including the purchase or sale of loans or participa-tions, and the purchase or placement of funds. In 1994, the Bank sold $10,926,000 of classified loans to its Parent for the estimated fair value of such loans, resulting in the recognition of losses on such sales of approximately $2,800,000.

     Upon commencement of operations of the Branch, the Bank identi-fied assets and liabilities which were considered to be more appropriately managed as part of the Parent's international business and transferred such to the Branch. Assets and liabili-ties transferred included: demand, time and money market depos-its which were transferred with consent of depositors at their respective outstanding balances; investment securities which were transferred at their fair market value of $9,678,000; loans which were transferred at book value which approximated their fair value of $31,958,000; fixed assets which were transferred at book value of $36,000; and eighty-three foreign exchange forward contracts were transferred at the fair market value.

     Assets due from or liabilities due to the Bank's Parent or affiliates at December 31, 1995 and 1994 are summarized below:
                                                  1995           1994
                                                  ____           ____

     Parent and affiliate accounts included
       in accompanying balance sheets:
          Cash and due from banks              $   230,559       $   120,739
          Loans                                     46,455         1,744,367
          Deposit accounts-
            Demand                               2,479,914         3,533,542
            Time and money market                    -            94,280,576
          Federal Funds purchased and other
            borrowed funds                      11,957,213       130,281,323

     Extebank purchases and sells loans and participations with affiliates throughout the year at the direction of the Bank's Parent. At December 31, 1995 and 1994, the Bank had outstanding loans and participations that were purchased of approximately $0 and $10 million, respectively.

     Interest and fee income due from or interest expense due to the Bank's Parent or affiliates for the years ended December 31, 1995 and 1994 is summarized as follows:

                                                    1995            1994
                                                    ____            ____

     Parent and affiliate accounts included
       in accompanying statement of operations:

          Income
            Interest and fees on loans            $   137,923     $  238,273

          Expense
            Interest on deposits                    4,698,924      4,657,083
            Interest on other borrowed funds        7,561,573      5,693,654

     11.  EMPLOYEE BENEFIT PLANS:

     The Bank's pension plan, covering all salaried officers and employees who are 21 years old and have been employed one year, is a trusteed nonemployee contributory pension plan. The Bank's funding policy is to contribute amounts deductible for Federal income tax purposes. The pension plan's assets consist primarily of guaranteed investment contracts. The plan trustees consist of three senior management personnel of Extebank and the applicable insurance companies are the custodians.

     Due to the merger agreement which the Bank entered into on September 19, 1995 with NFB, the plan stopped accruing benefits on September 30, 1995.

     Pension costs include the following components for the plan years ended September 30, 1995 and 1994:
                                                   1995           1994
                                                   ____           ____

          Service cost                          $  (115,803)    $  (182,867)
          Interest cost                             305,779         303,122
          Actual return on plan assets             (331,220)       (218,723)
          Net amortization and deferral             (22,693)        (22,693)
                                                 ___________     ___________
                                                $  (163,937)    $  (121,161)
                                                 ==========      ===========

     The funded status of the pension plan as of September 30, 1995 and 1994 is as follows:

                                                    1995             1994
                                                    ____             _____
     Accumulated benefit obligation included
       vested benefits of $4,244,534 and
       $3,596,606, respectively                 $ 4,244,534        $3,708,016
                                                 ==========         =========

     Projected benefit obligation               $ 4,244,534        $4,055,071
     Plan assets at fair value                    4,245,047         4,014,395
                                                 __________         _________
          Excess (deficiency) of assets
            over projected benefit obligation   $       513        $  (40,676)
                                                 ==========         ==========
     Unrecognized loss                          $     -            $   40,676
     Unrecognized net asset                        (291,827)         (317,601)
     Unrecognized prior service cost                 34,727            37,808
                                                 ___________        __________
          Accrued pension cost                  $  (257,100)       $ (239,117)
                                                 ===========        ==========

     Major assumptions utilized are as follows:

       Discount rate:
          Preretirement                             8.0%              8.0%
          Postretirement                            7.5%              8.0%
       Rate of increase in compensation levels   Not applicable       3.5%
       Expected long-term rate on plan assets    Not applicable       8.0%

     The Bank has an employee incentive plan under which key employees may elect to defer a portion of their compensation and receive specified future benefits. Pursuant to the terms of the incen-tive plan, employees are guaranteed a 10% return on salary deferrals with projected higher returns dependent on continued employment.

     There are no segregated assets for payment of incentive plan benefits, however, in connection with the incentive plan, the Bank has purchased, and is beneficiary of, life insurance con-tracts on its employees.

     The accrued liability under the incentive plan (projected benefit obligation using an 8% discount rate) was approximately $3,001,000 and $2,935,000 at December 31, 1995 and 1994, respec-
     tively. The cash surrender value of the related insurance contracts approximated $5,892,000 and $5,086,000 at December 31, 1995 and 1994, respectively. The Bank also has a defined contri-bution retirement plan that qualifies under Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees of the Bank who have one year of service and are age twenty-one or older. Contributions by employees commenced on January 1, 1991. Employer contributions are at the discretion of manage-ment. During the years ended December 31, 1995 and 1994, the Bank made no contributions.

     12.  DIVIDEND RESTRICTIONS:

     Dividends paid by the Bank to its Parent are subject to restric-tions by the Banking regulators. Approval is required by such regulators for payments by the Bank of amounts that exceed regulatory defined net profits in any calendar year, combined with the retained profits for the two preceding years, less any required transfer to surplus. During December 1995 the Bank obtained approval for and paid a special dividend of $22,938,164 to its Parent. As of December 31, 1995, the Bank had no retained earnings available for payment of dividends without prior approval.

     13.  COMMITMENTS AND CONTINGENT LIABILITIES:

     In the normal course of its business, Extebank is party to various types of financial instruments which involve potential credit and interest rate risk in excess of the amounts recognized in its balance sheet. These risks are generally monitored and controlled in conjunction with Extebank's on-balance sheet activities.

     In meeting its customers' financing needs, the Bank issues commitments to extend credit, commercial letters of credit and standby letters of credit. For these types of commitments, the contractual amounts of the financial instruments represent the maximum potential credit risk in the event of non-performance by the counterparty. However, since not all such commitments are drawn down prior to their expiry, the contractual amounts do not necessarily represent actual future liquidity and credit risk.
     The actual credit risk related to these activities is controlled by the evaluation of the customer's creditworthiness and the need for and extent of collateral wherever it is deemed appropriate.
     All such lending commitments are considered by management in determining the adequacy of the allowance for possible loan losses.

     As part of its own trading, hedging, investing and liquidity management activities, Extebank is party to forward contracts involving the purchase and sale of foreign currencies. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in exchange rates. Extebank controls the credit and rate risks of such transactions through credit approvals and trading limits monitoring but generally does not require collateral regarding such transactions.

     As of December 31, 1995, Extebank is party to the following outstanding financial instruments involving off-balance sheet risk:

                                                           Notional or
                                                         Contract Amount
                                                         _______________

     Commitments to extend credit                         $  11,727,103
     Standby letters of credit ($291,178 with
       affiliated parties)                                    4,833,619
     Commercial letters of credit ($213,326
       with affiliated parties)                               3,028,881
                                                            ____________
                                                           $ 19,589,603
                                                            ===========

     In the opinion of management, these items will settle in the normal course of business and will not have a material effect upon the financial position of the Bank.

     At December 31, 1995, the Bank was obligated under a number of noncancelable leases for land, buildings and equipment used for bank purposes. One of these leases has been capitalized while the others have been accounted for as operating leases. Minimum rental payments due under these leases are as follows:

                                        Operating      Capital
                                          Leases        Leases

                    1996                $  639,150    $  109,500
                    1997                   547,995       109,500
                    1998                   388,735       109,500
                    1999                   261,163       109,500
                    2000                   151,510       109,500
                    Thereafter             563,549     2,591,500
                                         _________     _________
                      Total minimum
                        lease payments  $2,552,102    $3,139,000
                                         =========     =========

     Total rental expense for the years ended December 31, 1995 and 1994 was $1,494,154 and $1,397,153, respectively.

     The Bank's leases provide that the Bank pay taxes, maintenance, insurance and certain other operating expenses applicable to leased premises. In addition, the leases provide certain escala-tion provisions.

     Extebank is a defendant in various lawsuits arising through the normal course of conducting its business. Where in the opinion of management and after consultation with legal counsel, manage-ment believes that a loss arising with respect to legal actions is reasonably possible, a reserve is recorded to cover management's estimate of such loss. In the opinion of manage-ment, settlement of pending legal claims will not have a material adverse effect on the financial position or future operating results of the Bank.

     14.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS 107"), requires entities to disclose information about the estimated fair values of financial instruments. The Bank's financial instruments are recorded in accordance with generally accepted accounting princi-ples using several methods, including historical cost, lower of cost or market value, depending on management's intended business purpose. The majority of the Bank's financial instruments, principally loans and deposits, are accounted for following the historical cost method of accounting. Under the historical cost method, the carrying value generally represents the amount received when a liability is incurred or the amount is paid to acquire an asset less subsequent amortization and allowances that reflect management's estimation of uncollectible amounts. For these assets and liabilities, fair values are not readily avail-able since there are no available trading markets as character-ized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated using various valuation techniques, such as discounting estimated future cash flows using discount rates believed to be commensurate with the risks involved. The determination of estimated future cash flows and discount rates in inherently subjective and imprecise, and minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values. The aggregated estimated net fair value of the Bank's financial instruments excluded the value of long-term client relationships, the going concern value of an entity as implied by the present value of all future business opportunities, and the talents of its employees, which are a component of the Bank's total market value. Further, valuations are presented as of a specific point in time and may not be relevant in evaluating the future earnings potential of the Bank.

     The estimated fair values and carrying values at December 31, 1995 and December 31, 1994, the methodologies used and key assumptions made to estimate fair values were as follows:

     Cash and Due from Banks, Federal Funds Sold/
     Purchased and Interest-Bearing Deposits With Banks

     For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities

     For securities held in the Bank's investment portfolio, fair value was determined by reference to quoted market prices as of December 31, 1995 and 1994.

     Loans

     The fair value of the Bank's loan portfolio is based on the credit and interest rate characteristics of the individual loans within each sector of the portfolio. The loan portfolio was stratified by type, maturity, interest rate, collateral type, where applicable, and credit quality ratings. The fair valuation of loans was estimated by discounting scheduled cash flows through the estimated maturities using discount rates, which in the opinion of management best reflect current market interest rates that would be charged on loans (or groups of loans) with similar characteristics and credit quality. Credit risk concerns were reflected either by adjusting cash flow forecasts or by adjusting the discount rate, or by a combination of both. The maturity of loans originated with attached call options were assumed to be the call date. Discount rates were determined without consideration of compensating balance requirements.

     Accrued Interest

     As accrued interest represents short-term receivables and payables, the carrying amount is a reasonable estimate of fair value.

     Deposit Liabilities

     The fair value of demand deposits, savings accounts, and certain money market deposits with no stated maturities is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by the present value of estimated future cash flows using rates current-ly offered for deposits of similar remaining maturities.

     Federal Funds Purchased

     For this short-term instrument, the carrying amount is a reason-able estimate of fair value.

     Commitments to Extend Credit, Standby and Commercial Letters of
     Credit

     The fair value of the commitments to extend credit listed in the preceding Note 13 "Commitments and Contingent Liabilities" were estimated to be insignificant as of December 31, 1995 and 1994. The fair value of commitments to extend credit and standby letters of credit were valuated using fees currently charged to enter into similar agreements, taking into account the risk characteristics of the borrower. Commercial letters of credit represent short-term commitments for the Bank, for which a fair value estimate is insignificant.

     Commitments to Purchase and Sell Foreign Currencies

     The fair value of commitments to purchase and sell foreign currencies listed in the preceding Note 13 "Commitments and Contingent Liabilities," is marked to market at year-end for financial reporting purposes. Market rates are determined using quotes from brokers and/or dealers for the respective currencies. The market value of the Bank's foreign exchange commitments as of December 31, 1995 and 1994 is included in other assets in the accompanying balance sheets.

     The foregoing estimates may not reflect the actual amount that could be realized if all or substantially all of the financial instruments were offered for sale. Further, the estimates employed by management were subjective in nature and were based upon judgment respective to certain economic scenarios. These estimates are also subject to uncertainties. Changes in assump-tions, economic conditions and/or market segments and products could materially affect future estimates.

     The estimated fair values and recorded carrying values of the Bank's financial instruments are as follows:

                                        December 31, 1995                December 31, 1994
                                     ________________________         _________________________
                                     Carrying          Fair            Carrying          Fair
                                     Amount            Value           Amount            Value
                                     ________          _____           ________          ______
     Financial assets:
       Cash and due from banks      $ 26,596,000     $ 26,596,000    $  29,828,000    $  29,828,000
       Interest bearing deposits
         with banks                      -                -            393,780,000      393,780,000
       Federal funds sold            120,000,000      120,000,000       10,000,000       10,000,000
       Securities available-for-sale  54,346,000       54,346,000       53,292,000       53,292,000
       Securities held-to-maturity     1,228,000        1,249,000        3,860,000        3,782,000
       Loans                         219,243,000      217,838,000      335,430,000      333,881,000
       Accrued interest receivable     2,240,000        2,240,000        5,552,000        5,552,000

     Financial Liabilities:
       Demand and other deposits     323,436,000      323,617,000      608,995,000      608,577,000
       Federal funds purchased           -                -             58,850,000       58,850,000
       Correspondent bank
         sweeps                       57,068,000       57,068,000           -               -
       Other borrowed funds           21,560,000       21,560,000      120,783,000      120,783,000
       Accrued interest payable        1,510,000        1,510,000        1,136,000        1,136,000
